Exhibit 10.98

EXECUTION VERSION

AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 2 to Master Repurchase Agreement (this “Amendment”), dated as of September 10, 2020 (the “Amendment Date”), to that certain Master Repurchase Agreement, dated as of August 27, 2019 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of October 23, 2019, and as further amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), by and between Caliber Home Loans, Inc. (“Seller”) and Deutsche Bank AG, New York Branch (“Buyer”), is entered into by and between Seller and Buyer. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Master Repurchase Agreement.

RECITALS

WHEREAS, Seller has requested that the Master Repurchase Agreement be amended on the terms and conditions set forth below; and

WHEREAS, Buyer has agreed to make such requested amendments to the Master Repurchase Agreement.

NOW, THEREFORE, in consideration of the continued performance by Seller of its promises and obligations under the Master Repurchase Agreement and the other Principal Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

AGREEMENT

1. Amendment to Master Repurchase Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, clause (i) set forth in Exhibit I to the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(i) Original Terms Unmodified. The terms of the Mortgage Note, the Mortgage and each other related Mortgage Loan Document have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Asset Data Record; provided, that none of the payment terms, interest rate, maturity date or other material terms have been impaired, waived, altered or modified in any respect. No Mortgage Loan is subject to a COVID-19 forbearance plan. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected in the Asset Data Record. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage Loan File delivered to Custodian. The related Mortgage Note, Mortgage and each other related Mortgage Loan Document contain the entire agreement of the parties and all of the obligations of Seller under the related Mortgage Loan.

2. Effectiveness of this Amendment; Conditions Precedent.

(a) The provisions of this Amendment (other than Section 1) shall be deemed to have become effective as of the Amendment Date, but such effectiveness shall be expressly conditioned upon Buyer’s receipt of a counterpart of this Amendment executed and delivered by duly authorized signatories of Seller and Buyer.

(b) The provisions of Section 1 shall be deemed to have become effective as of the Amendment Date, but such effectiveness shall be expressly conditioned upon (1) Buyer’s receipt of Amendment No. 2 to Transactions Terms Letter, dated as of September 10, 2020, to that certain Transactions Terms Letter, dated as of August 27, 2019 (as amended by that certain Amendment No. 1 to Transactions Terms Letter, dated as of October 23, 2019), by and between Seller and Buyer, duly executed by each party thereto and in full force and effect, free of any modification, breach or waiver, and (2) the conditions set forth in clause (a) immediately above.

3. Miscellaneous.

(a) Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(b) Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

(c) Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

(d) Complete Agreement; Conflict of Terms. This Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto. In the event of any inconsistency between the provisions of this Amendment and any provision of the Master Repurchase Agreement, the terms and provisions of this Amendment shall govern and control.

(e) Representations and Warranties.

(i) Seller hereby represents and warrants that this Amendment and the Master Repurchase Agreement, as modified by this Amendment, constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditor’s rights.

(ii) Seller hereby represents and warrants that its execution, delivery and performance of this Amendment and its performance of the Master Repurchase Agreement, as modified by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action and do not constitute or will not result in: (1) a breach of any of the terms, conditions or provisions of its certificate of incorporation or bylaws, (2) a material breach of any legal restriction or any material agreement or instrument to which it is now a party or by which it is bound, (3) a material default or an acceleration under any of the foregoing, or (4) the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject; except, in each case, where such breach, default or violation could not be reasonably likely to a have a Material Adverse Effect.

(iii) Seller hereby represents and warrants that (1) no Event of Default, Event of Early Termination, Potential Default, Material Adverse Effect or Cease Funding Event has occurred or is continuing and (2) all of the representations and warranties of Seller contained in the Master Repurchase Agreement and in each other Principal Agreement to which it is a party are true and correct in all material respects as of the date hereof (unless such representation or warranty expressly relates to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).

(f) Reaffirmation, Ratification and Acknowledgment; Reservation. Seller hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of Buyer, under each Principal Agreement to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Principal Agreements and (iii) agrees that neither such ratification and reaffirmation nor Buyer’s solicitation of such ratification and reaffirmation constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from Seller with respect to any subsequent modifications to the Master Repurchase Agreement or the other Principal Agreements. Each of the Master Repurchase Agreement and the other Principal Agreements shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall constitute a Principal Agreement for purposes of the Master Repurchase Agreement.

(g) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(h) Effect. Upon the effectiveness of this Amendment, each reference in the Master Repurchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Master Repurchase Agreement as modified hereby and each reference in the other Principal Agreements to the Master Repurchase Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Master Repurchase Agreement as modified hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Master Repurchase Agreement shall remain the same.

(i) No Novation or Amendment. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Buyer under the Master Repurchase Agreement or any other Principal Agreement, (ii) constitute a waiver of any provision in the Master Repurchase Agreement or in any of the other Principal Agreements or of any Event of Default that may have occurred and be continuing or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Repurchase Agreement or in any of the other Principal Agreements, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(j) Buyer’s Expenses. Without limiting the provisions of Section 12.2 of the Master Repurchase Agreement, Seller hereby agrees to promptly reimburse Buyer for all of the reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BUYER:	DEUTSCHE BANK AG, NEW YORK BRANCH

	By:	/s/ Timothy P.F. Crowley
	Name:	Timothy P. F. Crowley
	Title:	Managing Director

	By:	/s/ Timur Otunchiev
	Name:	Timur Otunchiev
	Title:	Director

Signature Page to

Amendment No. 2 to Master Repurchase Agreement

SELLER:	CALIBER HOME LOANS, INC.

	By:	/s/ Glenn Minkoff
	Name:	Glenn Minkoff
	Title:	Senior Vice President

Signature Page to

Amendment No. 2 to Master Repurchase Agreement